Exhibit 99.1

Contact: Leah Stearns

Director, Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS

SECOND QUARTER 2011 FINANCIAL RESULTS

SECOND QUARTER 2011 HIGHLIGHTS

Consolidated Highlights	Segment Revenue Highlights

• Total revenue increased 27.1% to $597.2 million • Operating income increased 19.6% to $225.8 million • Cash provided by operating activities increased 4.9% to $275.5 million

•     Domestic rental and management segment revenue increased 13.4% to $424.9 million

•     International rental and management segment revenue increased 94.2% to $158.9 million

•      Network development services segment revenue was $13.4 million

FIRST HALF 2011 HIGHLIGHTS

Consolidated Highlights	Segment Revenue Highlights

• Total revenue increased 25.5% to $1,159.9 million • Operating income increased 20.8% to $444.1 million • Cash provided by operating activities increased 8.3% to $559.3 million

•     Domestic rental and management segment revenue increased 13.1% to $842.5 million

•     International rental and management segment revenue increased 85.0% to $288.0 million

•     Network development services segment revenue was $29.4 million

Boston, Massachusetts – August 2, 2011: American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended June 30, 2011.

Jim Taiclet, American Tower’s Chief Executive Officer stated, “Our combined U.S. and international operations delivered yet another quarter of robust growth with total rental and management revenue increasing 28% and Adjusted EBITDA up 21%. In the U.S., the two leading national wireless carriers continue to actively invest in their networks to meet rapidly expanding demand for mobile data and entertainment, both adding more equipment per site and increasing the density of their sites.”

“Meanwhile, our first international markets in Mexico, Brazil and India are experiencing strong growth due to new spectrum and technology deployments. Coupled with our successful introduction of the collocation business model into a number of new countries in Latin America and Africa, this strong legacy market performance resulted in a near doubling of our international segment revenue in the second quarter.”

SECOND QUARTER 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the quarter ended June 30, 2011 (unless otherwise indicated, all comparative information is presented against the quarter ended June 30, 2010).

Total revenue increased 27.1% to $597.2 million and total rental and management revenue increased 27.9% to $583.8 million. Total rental and management Gross Margin increased 25.1% to $443.1 million. Total selling, general, administrative and development expense was $72.3 million, including $11.7 million of stock-based compensation expense. Adjusted EBITDA increased 21.2% to $389.1 million, and the Adjusted EBITDA Margin was 65%.

Total rental and management revenue Core Growth was 24.4% and excludes the positive impact of approximately 1.9% due to foreign currency exchange rate fluctuations and approximately 1.5% due to straight-line revenue recognition.

Core Growth in Adjusted EBITDA was 17.2% and excludes the positive impact of approximately 1.8% due to foreign currency exchange rate fluctuations and approximately 2.2% due to straight-line revenue and expense recognition.

Operating income increased 19.6% to $225.8 million and net income attributable to American Tower Corporation increased 15.6% to $115.2 million. Net income attributable to American Tower Corporation per basic and diluted common share both increased 16.0% to $0.29. Recurring Free Cash Flow increased 3.5% to $244.7 million and Recurring Free Cash Flow per Share increased 5.2% to $0.61.

Cash provided by operating activities increased 4.9% to $275.5 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 13.4% to $424.9 million, which represented 71% of total revenues. In addition, domestic rental and management segment Gross Margin increased 14.7% to $337.3 million, while domestic rental and management segment Operating Profit increased 13.8% to $319.5 million.

International Rental and Management Segment – International rental and management segment revenue increased 94.2% to $158.9 million, which represented 27% of total revenues. In addition, international rental and management segment Gross Margin increased 75.5% to $105.8 million, while international rental and management segment Operating Profit increased 67.6% to $84.3 million.

Network Development Services Segment – Network development services segment revenue was $13.4 million, which represented 2% of total revenues. Network development services segment Gross Margin was $6.6 million, and network development services segment Operating Profit was $5.1 million.

FIRST HALF 2011 OPERATING RESULTS OVERVIEW

American Tower generated the following operating results for the six months ended June 30, 2011 (unless otherwise indicated, all comparative information is presented against the six months ended June 30, 2010).

Total revenue increased 25.5% to $1,159.9 million and total rental and management revenue increased 25.6% to $1,130.5 million. Total rental and management Gross Margin increased 23.4% to $865.4 million. Total selling, general, administrative and development expense was $138.5 million, including $24.0 million of stock-based compensation expense. Adjusted EBITDA increased 21.1% to $766.2 million, and the Adjusted EBITDA Margin was 66%.

Operating income increased 20.8% to $444.1 million, and net income attributable to American Tower Corporation increased 5.6% to $207.1 million. Net income attributable to American Tower Corporation per basic common share increased approximately 6.1% to $0.52, and net income attributable to American Tower Corporation per diluted common share increased approximately 8.3% to $0.52. Recurring Free Cash Flow increased 6.8% to $492.9 million and Recurring Free Cash Flow per Share increased 7.9% to $1.23.

Cash provided by operating activities increased 8.3% to $559.3 million.

Segment Results

Domestic Rental and Management Segment – Domestic rental and management segment revenue increased 13.1% to $842.5 million, which represented 73% of total revenues. In addition, domestic rental and management segment Gross Margin increased 14.5% to $671.8 million, while domestic rental and management segment Operating Profit increased 13.7% to $635.7 million.

International Rental and Management Segment – International rental and management segment revenue increased 85.0% to $288.0 million, which represented 25% of total revenues. In addition, international rental and management segment Gross Margin increased 69.1% to $193.6 million, while international rental and management segment Operating Profit increased 61.8% to $154.7 million.

Network Development Services Segment – Network development services segment revenue was $29.4 million, which represented 2% of total revenues. Network development services segment Gross Margin was $15.2 million, and network development services segment Operating Profit was $12.0 million.

SECOND QUARTER 2011 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – During the second quarter of 2011, total capital expenditures of $138.7 million included $75.2 million for discretionary capital projects, including spending to complete the construction of 84 communications sites domestically and 144 communications sites internationally, $28.0 million to purchase land under our towers, $15.2 million for the redevelopment of existing communications sites to accommodate new customer equipment, and $20.3 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – In the second quarter of 2011, total payments for acquisitions were approximately $275.2 million, which included the purchase of 37 communications sites domestically and 608 communications sites internationally.

Stock Repurchase Programs – During the second quarter of 2011, the Company repurchased a total of 2.0 million shares of its Class A common stock for approximately $102.0 million pursuant to its $1.5 billion stock repurchase program approved by the Company’s Board of Directors in February 2008. Between July 1, 2011 and July 22, 2011, the Company repurchased an additional 0.3 million shares of its Class A Common Stock for an aggregate of $18.0 million under this program.

FIRST HALF 2011 INVESTING OVERVIEW

Cash Paid for Capital Expenditures – In the first half of 2011, total capital expenditures of $236.6 million included $132.0 million for discretionary capital projects, including spending to complete the construction of 147 communications sites domestically and 321 communications sites internationally, $48.6 million to purchase land under our towers, $22.9 million for the redevelopment of existing communications sites to accommodate new customer equipment, and $33.1 million for capital improvements and corporate capital expenditures.

Cash Paid for Acquisitions – In the first half of 2011, total payments for acquisitions were approximately $892.6 million, which included the purchase of 79 communications sites domestically and 2,450 communications sites internationally.

Stock Repurchase Programs – In the first half of 2011, the Company repurchased a total of 4.4 million shares of its Class A common stock for approximately $224.7 million pursuant to its $1.5 billion stock repurchase program approved by the Company’s Board of Directors in February 2008. As of July 22, 2011, the Company repurchased a total of 34.5 million shares of its Class A common stock for approximately $1.4 billion, pursuant to this program.

As previously disclosed, in March 2011, the Company’s Board of Directors approved a new stock repurchase program, pursuant to which the Company is authorized to purchase up to an additional $1.5 billion of Class A common stock. As of July 22, 2011, the Company had not repurchased any shares under this program.

INTERNATIONAL EXPANSION UPDATE

During the second quarter, the Company spent approximately $275.2 million for acquisitions, which included the purchase of the following international towers, which were under prior acquisition agreements:

•	400 towers in connection with the Company’s joint venture with MTN in Ghana;

•	170 additional towers in Chile;

•	23 additional towers in Brazil; and

•	15 additional towers in Colombia.

Subsequent to the end of the second quarter, the Company closed on:

•	329 additional towers in South Africa; and

•	15 additional towers in Colombia.

The Company has the following pending acquisitions:

•

1,476 remaining towers from the Ghana transaction, which are expected to close in various tranches throughout 2011, with approximately 800 additional towers expected to close in the third quarter of 2011 and the balance of approximately 676 towers in the fourth quarter of 2011, subject to customary closing conditions;

•

76 existing towers from the South Africa transaction by the end of 2011, plus up to 1,800 additional towers that may be constructed over the next two years, subject to customary closing conditions; and

•

2,126 towers in connection with the Company’s recently announced Colombia transaction, with the first tranche of towers expected to close during the fourth quarter of 2011, subject to customary closing conditions.

REAL ESTATE INVESTMENT TRUST UPDATE

The Company continues to anticipate electing REIT status for the taxable year beginning January 1, 2012. On May 19, 2011, the Company’s Board of Directors approved the commencement of the steps necessary to reorganize the Company to qualify as a REIT for tax purposes. In preparation for the election, the Company is focused on three concurrent action items. First, the Company continues to make progress with respect to its analysis of the amount of earnings and profits (“E&P”) and continues to anticipate distributing up to $200 million to stockholders using cash on hand during the fourth quarter of 2011. Second, the Company continues to make substantial progress on its operational readiness initiatives, which include systems and process changes. Finally, on July 18, 2011, the Company filed its Amendment No. 1 to Form S-4, which outlines its plans to merge into American Tower REIT, Inc., to facilitate its compliance with REIT tax rules. In addition, the Company expects to hold a special meeting of stockholders during the fourth quarter of 2011 for the purpose of voting on its proposed merger. The determination to elect REIT status is subject to final approval by the Company’s Board of Directors. There is no certainty as to the timing of a REIT election or whether the Company will make a REIT election at all.

FULL YEAR 2011 OUTLOOK

The following estimates are based on a number of assumptions that management believes to be reasonable and reflect the Company’s expectations as of August 2, 2011. These estimates include the impact of the anticipated acquisition in the third quarter of approximately 800 towers in Ghana and the recent acquisitions of 329 towers in South Africa and 15 towers in Colombia. These estimates do not include the Company’s remaining pending acquisitions. Actual results may differ materially from these estimates as a result of various factors, and the Company refers you to the cautionary language regarding “forward-looking” statements included in this press release when considering this information.

($ in millions) (1)	Full Year 2011
Total rental and management revenue (2)	$2,330	to	$2,370
Adjusted EBITDA (3)	1,550	to	1,590
Income from continuing operations	370	to	410
Cash provided by operating activities	1,090	to	1,140
Payments for purchase of property and equipment and construction activities (4)	400	to	450

Total rental and management revenue growth is expected to be approximately 21% based on the midpoint, and total rental and management revenue Core Growth, which excludes the effect of non-cash straight-line revenue recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 20%, based on the midpoint. Adjusted EBITDA growth is expected to be approximately 17%, based on the midpoint and Adjusted EBITDA Core Growth, which excludes the effect of non-cash straight-line revenue and expense recognition, fluctuations in foreign currency exchange rates and material one-time items, is expected to be approximately 15%, based on the midpoint.

(1)	The Company’s outlook is based on the following average foreign currency exchange rates to 1.0 U.S. Dollar for the second half of 2011: (a) 1.60 Brazilian Reais; (b) 470.00 Chilean Pesos; (c) 1,780.00 Colombian Pesos; (d) 1.50 Ghanaian Cedi; (e) 44.50 Indian Rupees; (f) 11.70 Mexican Pesos; (g) 2.75 Peruvian Soles; and (h) 6.90 South African Rand.
(2)	Outlook includes an estimated increase in non-cash straight-line revenue of approximately $20 million and an increase in non-cash straight-line expense of approximately $4 million in 2011 from the full year 2010. (For additional information on straight-line accounting, please refer to the information contained in the section entitled “Revenue Recognition” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.)
(3)	See Non-GAAP and Defined Financial Measures below.
(4)	Outlook for capital expenditures reflects (a) $65 million to $75 million of spending on capital improvements and corporate capital expenditures; (b) $55 million for the redevelopment of existing communications sites; (c) $80 million to $100 million for ground lease purchases; and (d) $180 million to $240 million for other discretionary capital projects including the construction of approximately 1,200 to 1,500 new communications sites.

Conference Call Information

American Tower will host a conference call today at 8:00 a.m. ET to discuss its financial results for the second quarter ended June 30, 2011 and its outlook for 2011. Supplemental materials for the call will be available on the Company’s website, www.americantower.com. The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 740-9153

International dial-in: (706) 645-9644

Passcode: 84775166

When available, a replay of the call can be accessed until 11:59 p.m. ET on August 16, 2011. The replay dial-in numbers are as follows:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 84775166

American Tower will also sponsor a live simulcast and replay of the call on its website, www.americantower.com.

About American Tower

American Tower is a leading independent owner, operator and developer of broadcast and wireless communications sites. American Tower currently owns and operates over 38,000 communications sites in the United States, Brazil, Chile, Colombia, Ghana, India, Mexico, Peru and South Africa. For more information about American Tower, please visit www.americantower.com.

Non-GAAP and Defined Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (GAAP) provided throughout this press release, the Company has presented the following non-GAAP and defined financial measures: Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth. The Company defines Gross Margin as revenues less operating expenses. The Company defines Operating Profit as Gross Margin less selling, general, administrative and development expense, excluding stock-based compensation expense and corporate expenses. For reporting purposes, the international rental and management segment Operating Profit and Gross Margin also include interest income, TV Azteca, net. These measures of Gross Margin and Operating Profit are also before interest income, interest expense, loss on retirement of long-term obligations, other income (expense), net income attributable to non-controlling interest, income (loss) on equity method investments, income taxes and discontinued operations. The Company defines Adjusted EBITDA as net income before income (loss) from discontinued operations, net, income from equity method investments, income tax provision (benefit), other income (expense), loss on retirement of long-term obligations, interest expense, interest income, other operating expenses, depreciation, amortization and accretion, and stock-based compensation expense. The Company defines Adjusted EBITDA Margin as the percentage that results from dividing Adjusted EBITDA by total revenue. The Company defines Recurring Free Cash Flow as Adjusted EBITDA before straight-line revenue and expense, plus interest income, less interest expense, cash paid for income taxes and cash payments related to redevelopment, capital improvement and corporate capital expenditures. The Company defines Recurring Free Cash Flow per Share as Recurring Free Cash Flow divided by the diluted weighted average common shares outstanding. The Company defines Core Growth in total rental and management revenue and Adjusted EBITDA as the increase or decrease, expressed as a percentage, resulting from a comparison of financial results for a current period with corresponding financial results for the corresponding period in a prior year, in each case, excluding the impact of straight-line revenue and expense recognition, foreign currency exchange rate fluctuations, and material one-time items. These measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as additional information because management believes they are useful indicators of the current financial performance of the Company’s core businesses. The Company believes that these measures can assist in comparing company performances on a consistent basis irrespective of depreciation and amortization or capital structure. Depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors, including historical cost bases, are involved. Notwithstanding the foregoing, the Company’s measures of Gross Margin, Operating Profit, Adjusted EBITDA, Adjusted EBITDA Margin, Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Core Growth may not be comparable to similarly titled measures used by other companies.

Cautionary Language Regarding Forward-Looking Statements

This press release contains “forward-looking statements” concerning the Company’s goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, statements regarding our full year 2011 outlook, our pending acquisitions, including anticipated closing dates and expected purchase prices, foreign currency exchange rates, our expectation to elect real estate investment trust status, the timing and effect of that election, the form, timing and amount of the special E&P distribution and our expectation regarding the declaration of quarterly distributions. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) decrease in demand for our communications sites would materially and adversely affect our operating results and we cannot control that demand; (2) if our tenants consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be materially and adversely affected; (3) new technologies or changes in a tenant’s business model could make our tower leasing business less desirable and result in decreasing revenues; (4) our expansion initiatives may disrupt our operations or expose us to additional risk if we are not able to successfully integrate operations, assets and personnel; (5) we could suffer adverse tax and other financial consequences if taxing authorities do not agree with our tax positions; (6) due to the long-term expectations of revenue from tenant leases, we are sensitive to changes in the creditworthiness and financial strength of our tenants; (7) our foreign operations are subject to economic, political, and other risks that could materially and adversely affect our revenues or financial position, including risks associated with fluctuations in foreign currency exchange rates; (8) we anticipate that we may need additional financing to fund capital expenditures, to fund future growth and expansion initiatives and to return capital to stockholders; (9) a substantial portion of our revenue is derived from a small number of customers; (10) increasing competition in the tower industry may create pricing pressures that may materially and adversely affect us; (11) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (12) if we are unable or choose not to exercise our rights to purchase towers that are subject to lease and sublease agreements at the end of the applicable period, our cash flows derived from such towers would be eliminated; (13) if we are unable to protect our rights to the land under our towers, it could adversely affect our business and operating results; (14) our leverage and debt service obligations may materially and adversely affect us; (15) restrictive covenants in the loan agreements related to our securitization, the loan agreements for the Revolving Credit Facility, Supplemental Credit Facility and Term Loan, and the indentures governing our debt securities could materially and adversely affect our business by limiting flexibility; (16) we could have liability under environmental laws; (17) our towers or data centers may be affected by natural disasters and other unforeseen damage for which our insurance may not provide adequate coverage; (18) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated, (19) if we fail to qualify as a REIT or fail to remain qualified as a REIT, we would be subject to tax at corporate income tax rates and would not be able to deduct distributions to stockholders when computing our taxable income; (20) we may not realize the anticipated tax benefits from the REIT conversion effective January 1, 2012 because the timing of the REIT conversion is not certain; (21) as a REIT, failure to make required distributions would subject us to federal corporate income tax; (22) covenants specified in our existing and future debt instruments may limit our ability to make required REIT distributions; (23) our cash distributions may fluctuate; (24) there are uncertainties relating to the estimate of our special E&P distribution; (25) even if we qualify as a REIT, certain of our business activities will be subject to corporate level income tax and foreign taxes, which will reduce our cash flows, and we will have potential deferred and contingent tax liabilities; (26) we may be required to borrow funds, sell assets, or raise equity to satisfy our REIT distribution requirements or maintain the asset ownership tests; (27) complying with REIT requirements may limit our flexibility or cause us to forego otherwise attractive opportunities; (28) as a REIT, we will be limited in our ability to fund distribution payments using cash generated through our TRSs; (29) our planned extensive use of TRSs, in particular for our international operations, may cause us to fail to qualify as a REIT; (30) we may not realize the anticipated tax benefits from the REIT conversion effective January 1, 2012 because the timing of the REIT conversion is not certain; (31) complying with REIT requirements may limit our ability to hedge effectively and increase the cost of our hedging, and may cause us to incur tax liabilities; (32) the current market price of our Common Stock may not be indicative of the market price of American Tower REIT common stock following the REIT conversion and the special E&P distribution; (33) we have no experience operating as a REIT, which may adversely affect our financial condition, results of operations, cash flow, per share trading price of American Tower REIT common stock and ability to satisfy debt service obligations; and (34) legislative or other actions affecting REITs could have a negative effect on us or our stockholders. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information contained in Item 1A of our Form 10-Q for the three months ended March 31, 2011 and Amendment No. 1 to our Form S-4 filed on July 18, 2011 under the caption “Risk Factors.” We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances

ADDITIONAL INFORMATION AND CAUTIONARY STATEMENT

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities or a solicitation of any vote or approval. American Tower REIT, Inc. has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4/A containing a proxy statement of American Tower Corporation and a prospectus of American Tower REIT, Inc. with respect to the proposed merger. The registration statement has not yet become effective. Notice of a special meeting and a definitive proxy statement/prospectus will be mailed to stockholders of American Tower Corporation who hold shares of Class A common stock of American Tower Corporation on the record date to be determined by American Tower Corporation’s board of directors. INVESTORS ARE URGED TO READ THE FORM S-4/A AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You may obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by American Tower Corporation free of charge by contacting Corporate Secretary, 116 Huntington Avenue Boston, Massachusetts 02116.

American Tower, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from American Tower’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger will be included in the Form S-4/A and proxy statement. Information about the directors and executive officers of American Tower and their ownership of American Tower stock is set forth in the proxy statement for American Tower’s 2011 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4/A and proxy statement for the merger.

Investors should read the Form S-4/A and proxy statement carefully before making any voting or investment decisions.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2011	December 31, 2010 (1)
ASSETS
Current assets:
Cash and cash equivalents	$332,542	$883,963
Restricted cash	50,206	75,972
Short-term investments and available-for-sale securities	1,357	46,428
Accounts receivable, net	99,823	81,460
Prepaid and other current assets	172,011	145,599
Deferred income taxes	256,146	169,007

Total current assets	912,085	1,402,429

Property and equipment, net	3,909,635	3,643,028
Goodwill	2,779,116	2,505,104
Other intangible assets, net	2,346,710	1,950,550
Deferred income taxes	143,957	78,484
Notes receivable and other long-term assets	882,281	788,445

Total	$10,973,784	$10,368,040

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$339,931	$290,078
Accrued interest	61,703	40,621
Current portion of long-term obligations	782,775	74,896
Unearned revenue	125,474	134,135

Total current liabilities	1,309,883	539,730

Long-term obligations	4,919,068	5,512,492
Asset retirement obligations	405,491	341,584
Other long-term liabilities	739,554	469,676

Total liabilities	7,373,996	6,863,482

STOCKHOLDERS’ EQUITY:
Class A Common Stock	4,877	4,860
Additional paid-in capital	8,630,774	8,577,093
Accumulated deficit	(1,529,543)	(1,736,596)
Accumulated other comprehensive income	62,470	38,053
Treasury stock	(3,606,715)	(3,381,966)

Total American Tower Corporation stockholders’ equity	3,561,863	3,501,444
Noncontrolling interest	37,925	3,114

Total stockholders’ equity	3,599,788	3,504,558

Total	$10,973,784	$10,368,040

(1)	December 31, 2010 balances have been revised to reflect purchase accounting measurement period adjustments.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
REVENUES:
Rental and management	$583,839	$456,481	$1,130,494	$900,299
Network development services	13,396	13,456	29,436	24,072

Total operating revenues	597,235	469,937	1,159,930	924,371

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	144,330	105,773	272,189	206,197
Network development services	6,747	6,426	14,216	12,471
Depreciation, amortization and accretion	138,558	110,403	269,789	221,238
Selling, general, administrative and development expense (1)	72,321	53,582	138,453	107,109
Other operating expenses	9,490	5,037	21,194	9,791

Total operating expenses	371,446	281,221	715,841	556,806

OPERATING INCOME	225,789	188,716	444,089	367,565

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,590	3,585	7,089	7,084
Interest income	2,711	694	5,015	1,196
Interest expense	(74,512)	(56,074)	(148,939)	(114,491)
Loss on retirement of long-term obligations	—	(35)	—	(35)
Other income (expense)	21,459	(6,719)	35,166	(6,323)

Total other expense	(46,752)	(58,549)	(101,669)	(112,569)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND INCOME ON EQUITY METHOD INVESTMENTS	179,037	130,167	342,420	254,996
Income tax provision	(65,877)	(30,352)	(137,300)	(58,741)
Income on equity method investments	11	10	12	18

INCOME FROM CONTINUING OPERATIONS	113,171	99,825	205,132	196,273
(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET	—	(6)	—	29

NET INCOME	113,171	99,819	205,132	196,302
Net loss (income) attributable to noncontrolling interest	2,040	(154)	1,921	(319)

NET INCOME ATTRIBUTABLE TO AMERICAN TOWER CORPORATION	$115,211	$99,665	$207,053	$195,983

NET INCOME PER COMMON SHARE AMOUNTS:
BASIC:
Income from continuing operations attributable to American Tower Corporation	$0.29	$0.25	$0.52	$0.49
(Loss) Income from discontinued operations attributable to American Tower Corporation	—	—	—	—

Net income attributable to American Tower Corporation	$0.29	$0.25	$0.52	$0.49

DILUTED:
Income from continuing operations attributable to American Tower Corporation	$0.29	$0.25	$0.52	$0.48
(Loss) Income from discontinued operations attributable to American Tower Corporation	—	—	—	—

Net income attributable to American Tower Corporation	$0.29	$0.25	$0.52	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	396,599	402,733	397,180	402,540

DILUTED	400,250	405,024	401,199	405,685

(1) Includes stock-based compensation of:	$11,687	$13,228	$24,045	$26,792

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$205,132	$196,302
Stock-based compensation expense	24,045	26,792
Depreciation, amortization and accretion	269,789	221,238
Other non-cash items reflected in statements of operations	101,783	74,843
Increase in net deferred rent asset	(45,057)	(19,276)
Decrease (increase) in restricted cash	272	(7,655)
Increase in assets	(26,913)	(33,889)
Increase in liabilities	30,287	58,041

Cash provided by operating activities	559,338	516,396

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(236,580)	(132,510)
Payments for acquisitions	(892,554)	(132,472)
Proceeds from sale of short-term investments, available-for-sale securities and other long-term assets	60,882	6,288
Payments for short-term investments	(14,158)	(20,943)
Deposits, restricted cash and investments	25,123	(7,273)

Cash used for investing activities	(1,057,287)	(286,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	101,129	—
Borrowings under credit facilities	100,000	75,000
Proceeds from other long-term borrowings	30,241	—
Repayments of notes payable, credit facilities and capital leases	(127,559)	(139,060)
Purchases of Class A common stock	(231,583)	(200,531)
Proceeds from stock options, warrants and stock purchase plan	40,228	90,079
Deferred financing costs and other financing activities	30,164	(351)

Cash used for financing activities	(57,380)	(174,863)

Net effect of changes in foreign currency exchange rates on cash and cash equivalents	3,908	977

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(551,421)	55,600
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	883,963	247,293

CASH AND CASH EQUIVALENTS, END OF PERIOD	$332,542	$302,893

CASH PAID FOR INCOME TAXES	$28,295	$11,257

CASH PAID FOR INTEREST	$121,420	$109,925

UNAUDITED RESULTS FROM OPERATIONS, BY SEGMENT

(In thousands)

Three Months Ended, June 30, 2011

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$424,906	$158,933	$583,839	$13,396	$597,235
Segment operating expenses	87,598	56,732	144,330	6,747	151,077
Interest income, TV Azteca, net	—	3,590	3,590	—	3,590

Segment Gross Margin	337,308	105,791	443,099	6,649	449,748

Segment selling, general, administrative and development expense	17,833	21,517	39,350	1,549	40,899

Segment operating profit	$319,475	$84,274	$403,749	$5,100	$408,849

Three Months Ended, June 30, 2010

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$374,634	$81,847	$456,481	$13,456	$469,937
Segment operating expenses	80,624	25,149	105,773	6,426	112,199
Interest income, TV Azteca, net	—	3,585	3,585	—	3,585

Segment Gross Margin	294,010	60,283	354,293	7,030	361,323

Segment selling, general, administrative and development expense	13,329	10,008	23,337	1,491	24,828

Segment operating profit	$280,681	$50,275	$330,956	$5,539	$336,495

Six Months Ended, June 30, 2011

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$842,532	$287,962	$1,130,494	$29,436	$1,159,930
Segment operating expenses	170,780	101,409	272,189	14,216	286,405
Interest income, TV Azteca, net	—	7,089	7,089	—	7,089

Segment Gross Margin	671,752	193,642	865,394	15,220	880,614

Segment selling, general, administrative and development expense	36,012	38,978	74,990	3,212	78,202

Segment operating profit	$635,740	$154,664	$790,404	$12,008	$802,412

Six Months Ended, June 30, 2010

	Rental and Management			Network Development Services	Total
	Domestic	International	Total
Segment revenues	$744,651	$155,648	$900,299	$24,072	$924,371
Segment operating expenses	157,978	48,219	206,197	12,471	218,668
Interest income, TV Azteca, net	—	7,084	7,084	—	7,084

Segment Gross Margin	586,673	114,513	701,186	11,601	712,787

Segment selling, general, administrative and development expense	27,561	18,951	46,512	3,110	49,622

Segment operating profit	$559,112	$95,562	$654,674	$8,491	$663,165

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands, except where noted. Totals may not add due to rounding.)

Selected Balance Sheet Detail:

June 30, 2011
Long-term obligations summary, including current portion
Commercial Mortgage Pass-Through Certificates, Series 2007-1	$1,750,000
Senior Unsecured Revolving Credit Facility	275,000
Senior Unsecured Term Loan	325,000
4.625% Senior Notes due 2015	599,417
7.000% Senior Notes due 2017	500,000
4.500% Senior Notes due 2018	999,264
7.250% Senior Notes due 2019	295,621
5.05% Senior Notes due 2020	699,222
South African Bridge Loan (1)	102,731
Colombian short-term credit facility (2)	78,525
Ghana Loan (3)	30,241
Other debt, including capital leases	46,822

Total debt	$5,701,843

Cash and cash equivalents	332,542

Net debt (Total debt less cash and cash equivalents)	$5,369,301

(1)	The South African Bridge Loan is a short-term facility, denominated in South African Rand.
(2)	The Colombian short-term credit facility is denominated in Colombian Pesos.
(3)	The Ghana Loan is denominated in U.S. Dollars and was entered into in connection with the acquisition of towers through our joint venture in Ghana.

Share count rollforward (in millions of shares):	Three Months Ended, June 30, 2011	Six Months Ended June 30, 2011
Total shares, beginning of period	397.1	398.7
Shares repurchased	(2.0)	(4.4)
Shares issued	0.9	1.7

Total shares outstanding, end of period (1)	396.0	396.0

(1)	As of June 30, 2011, excludes (a) 4.8 million potentially dilutive shares associated with vested and exercisable stock options with an average exercise price of $32.95 per share, (b) 2.9 million potentially dilutive shares associated with unvested stock options, and (c) 2.2 million potentially dilutive shares associated with unvested restricted stock units.

SELECTED STATEMENT OF OPERATIONS DETAIL:

The following table reflects the estimated impact of foreign currency exchange rate fluctuations, straight-line revenue and expense recognition and material one-time items on total rental and management revenue and Adjusted EBITDA:

Three Months Ended June 30, 2011
Total rental and management revenue growth components:
Total rental and management revenue Core Growth	24.4%
Estimated impact of fluctuations in foreign currency exchange rates	1.9%
Impact of straight-line revenue recognition	1.5%

Reported total rental and management revenue growth	27.9%
Adjusted EBITDA growth components:
Adjusted EBITDA Core Growth	17.2%
Estimated impact of fluctuations in foreign currency exchange rates	1.8%
Impact of straight-line revenue and expense recognition	2.2%

Reported Adjusted EBITDA growth	21.2%

UNAUDITED SELECTED FINANCIAL INFORMATION

(In thousands. Totals may not add due to rounding.)

Total rental and management straight-line revenue and expense:

In accordance with GAAP, the Company recognizes consolidated rental and management revenue and expense related to non-cancellable customer and ground lease agreements with fixed escalations on a straight-line basis, over the applicable lease term. As a result, the Company’s revenue recognized may differ materially from the amount of cash collected per customer lease, and the Company’s expense incurred may differ materially from the amount of cash paid per ground lease. Additional information regarding straight-line accounting can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 in the section entitled “Revenue Recognition,” of note 1, “Business and Summary of Significant Accounting Policies” within the notes to the consolidated financial statements. A summary of total rental and management straight-line revenue and expense, which represents the non-cash revenue and expense recorded due to straight-line recognition, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Total rental and management operations straight-line revenue	$30,470	$18,841	$60,313	$32,426
Total rental and management operations straight-line expense	8,117	5,996	15,256	13,151

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Selling, general, administrative and development expense breakout:
Total rental and management overhead	$39,350	$23,337	$74,990	$46,512
Network development services segment overhead	1,549	1,491	3,212	3,110
Corporate and development expenses	19,735	15,527	36,206	30,695
Stock-based compensation expense	11,687	13,228	24,045	26,792

Total	$72,321	$53,582	$138,453	$107,109

SELECTED CASH FLOW DETAIL:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Payments for purchase of property and equipment and construction activities:
Discretionary - capital projects	$75,205	$46,762	$132,035	$78,898
Discretionary - ground lease purchases	28,024	17,755	48,554	26,566
Redevelopment	15,164	5,158	22,869	10,816
Capital improvements	14,208	5,026	24,364	11,874
Corporate	6,078	2,753	8,759	4,356

Total	$138,679	$77,454	$236,580	$132,510

UNAUDITED SELECTED FINANCIAL INFORMATION

(Totals may not add due to rounding.)

SELECTED PORTFOLIO DETAIL - OWNED SITES:

Three months ended June 30, 2011	Wireless	Broadcast	DAS	Total
Beginning sites	36,482	467	235	37,184
New construction	218	—	10	228
Acquisitions	628	—	17	645
Adjustments/Reductions	(10)	—	1	(9)

Ending sites	37,318	467	263	38,048

As of June 30, 2011	Wireless	Broadcast	DAS	Total
Domestic	20,850	268	240	21,358
International	16,468	199	23	16,690

Total sites	37,318	467	263	38,048

International Supplemental Detail as of June 30, 2011	Wireless	Broadcast	DAS	Total
Brazil	2,387	—	20	2,407
Chile	424	—	—	424
Colombia	1,139	—	—	1,139
Ghana	400	—	—	400
India	8,015	—	—	8,015
Mexico	2,669	199	3	2,871
Peru	475	—	—	475
South Africa	959	—	—	959

Total International sites	16,468	199	23	16,690

UNAUDITED RECONCILIATIONS TO GAAP MEASURES AND THE CALCULATION OF DEFINED FINANCIAL MEASURES

(In thousands, except where noted. Totals may not add due to rounding.)

The reconciliation of net income to Adjusted EBITDA and the calculation of Recurring Free Cash Flow, Recurring Free Cash Flow per Share and Adjusted EBITDA Margin are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net income	$113,171	$99,819	$205,132	$196,302
Loss (income) from discontinued operations, net	—	6	—	(29)

Income from continuing operations	113,171	99,825	205,132	196,273

Income from equity method investments	(11)	(10)	(12)	(18)
Income tax provision	65,877	30,352	137,300	58,741
Other (income) expense	(21,459)	6,719	(35,166)	6,323
Loss on retirement of long-term obligations	—	35	—	35
Interest expense	74,512	56,074	148,939	114,491
Interest income	(2,711)	(694)	(5,015)	(1,196)
Other operating expenses	9,490	5,037	21,194	9,791
Depreciation, amortization and accretion	138,558	110,403	269,789	221,238
Stock-based compensation expense	11,687	13,228	24,045	26,792

Adjusted EBITDA	$389,114	$320,969	$766,206	$632,470

Adjusted EBITDA (from above)	$389,114	$320,969	$766,206	$632,470
Interest expense	(74,512)	(56,074)	(148,939)	(114,491)
Interest income	2,711	694	5,015	1,196
Cash paid for income taxes	(14,818)	(3,358)	(28,295)	(11,257)
Straight-line revenue	(30,470)	(18,841)	(60,313)	(32,425)
Straight-line expense	8,117	5,996	15,256	13,151
Redevelopment capital expenditures	(15,164)	(5,158)	(22,869)	(10,816)
Capital improvement capital expenditures	(14,208)	(5,026)	(24,364)	(11,874)
Corporate capital expenditures	(6,078)	(2,753)	(8,759)	(4,356)

Recurring Free Cash Flow	$244,692	$236,449	$492,938	$461,597

Divided by weighted average diluted shares outstanding	400,250	405,024	401,199	405,685

Recurring Free Cash Flow per Share	$0.61	$0.58	$1.23	$1.14

Adjusted EBITDA (from above)	$389,114	$320,969	$766,206	$632,470
Divided by total revenue	597,235	469,937	1,159,930	924,371

Adjusted EBITDA Margin	65%	68%	66%	68%

UNAUDITED RECONCILIATIONS OF OUTLOOK TO GAAP MEASURES AND DEFINED FINANCIAL MEASURES

(In millions, except where noted. Totals may not add due to rounding.)

The reconciliation of Income from continuing operations to Adjusted EBITDA outlook is as follows:

	Full Year 2011
Income from continuing operations (1)	$370	to	$410
Interest expense	310	to	300
Depreciation, amortization and accretion	570	to	550
Stock-based compensation expense	55	to	50
Other, including other operating expenses, interest income, loss on retirement of long-term obligations, income (loss) on equity method investments, other income (expense), income tax provision and non-controlling interest in net earnings of subsidiaries	245	to	280

Adjusted EBITDA	$1,550	to	$1,590

(1)	The Company has not reconciled Adjusted EBITDA outlook to net income because it does not provide guidance for net income (loss) from discontinued operations, net, which is the reconciling item between income from continuing operations and net income. As items that impact income (loss) from discontinued operations are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to net income is not available without unreasonable effort.

The calculation of Core Growth outlook is as follows:

	Total Rental and Management Revenue	Adjusted EBITDA
Outlook midpoint Core Growth	20.4%	15.3%
Estimated impact of fluctuations in foreign currency exchange rates	1.5%	1.3%
Impact of straight-line revenue and expense recognition	(0.1)%	0.2%
Impact of material one-time items	(0.5)%	(0.4)%

Outlook midpoint growth	21.4%	16.5%